UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CFS Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CFS BANCORP, INC. 2008 OMNIBUS EQUITY INCENTIVE PLAN
VOTING INSTRUCTION CARD
GIVE YOUR VOTING INSTRUCTIONS BY INTERNET – www.2voteproxy.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Time on April 22, 2010. Have your Voting Instruction Card in hand when you access the website and follow the instructions.
GIVE YOUR VOTING INSTRUCTIONS BY PHONE – 1-800-830-3542
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 22, 2010. Have your Voting Instruction Card in hand when you call and then follow the instructions.
GIVE YOUR VOTING INSTRUCTIONS BY MAIL
Mark, sign, and date your Voting Instruction Card and return it in the postage-paid envelope we have provided or return it to CFS Bancorp, Inc., c/o Proxy Tabulator, P.O. Box 859208, Braintree, MA 02185-9208. If you mail the Voting Instruction Card, it must be received by the Proxy Tabulator by 11:59 p.m. Eastern Time on April 22, 2010.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 27, 2010.
The proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2009 are available at https://materials.proxyvote.com/12525D.
THANK YOU FOR INSTRUCTING THE COMPANY TO VOTE.

Please complete this Voting Instruction Card TODAY!

CFS BANCORP, INC.
This Voting Instruction Card is Requested by the Company for Use in Connection with the 2010 Annual
Meeting of Shareholders
This Voting Instruction Card covers all restricted shares under the CFS Bancorp, Inc. 2008 Omnibus Equity Incentive Plan for which the undersigned has the right to give voting instructions to the Company. This voting instruction, when properly executed, will be voted by the Company as instructed. If voting instructions are not received by the Proxy Tabulator via Internet, phone or mail by 11:59 p.m. Eastern Time on April 22, 2010, your restricted shares will not be voted.

Note: Please sign exactly as your name or names appear on this Voting Instruction Card. Thank you.

Signature	Date

Please mark, date, sign, and vote your BLUE Voting Instruction Card in the envelope provided as soon as possible.

Please mark your voting instruction in blue or black ink as shown here: ■
The Board of Directors recommends that you instruct the Company to vote FOR the election of the nominees named below and FOR the proposal to ratify the appointment of BKD, LLP as the Company’s independent registered public accounting firm.
1.	Election of Directors. To elect as directors of the Company the nominees named below to hold office for a three-year term expiring in 2013 and until their successors are elected and qualified.

	FOR	WITHHOLD

(01) Frank D. Lester	☐	☐

(02) Thomas F. Prisby	☐	☐

2.	Ratification of Appointment of BKD, LLP. Ratification of the appointment of BKD, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Other Matters. In the discretion of proxies identified by the Company, on such other matters as may properly come before the Annual Meeting of Shareholders and any adjournment or postponement thereof.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 27, 2010. The proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2009 are available at https://materials.proxyvote.com/12525D.
Please be sure to sign and date this card